UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 7, 2008
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-690	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2008, The York Water Company (“we” or “us”) entered into a loan agreement and a reimbursement, credit and security agreement, which are described in Item 2.03 of this report and are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 7, 2008, the Pennsylvania Economic Development Financing Authority, or PEDFA, issued $12,000,000 aggregate principal amount of Exempt Facilities Revenue Refunding Bonds, Series A 2008 (the “bonds”) for our benefit pursuant to the terms of a Trust Indenture (the “indenture”), entered into on May 7, 2008 and dated as of May 1, 2008, between PEDFA and Manufacturers and Traders Trust Company, as Trustee.  PEDFA then loaned the proceeds of the offering of the bonds to us pursuant to a Loan Agreement (the “loan agreement”), entered into on May 7, 2008 and dated as of May 1, 2008, between us and PEDFA.  The loan agreement provides for a $12,000,000 loan with a maturity date of October 1, 2029.  Amounts outstanding under the loan agreement are our direct general obligations. The proceeds of the loan were used to redeem PEDFA Exempt Facilities Revenue Bonds, Series B of 2004 issued by PEDFA on December 9, 2004.

Borrowings under the loan agreement bear interest at a variable rate as determined by PNC Capital Markets, as Remarketing Agent, on a periodic basis elected by us.  We have currently elected that the interest rate be determined on a weekly basis.  The Remarketing Agent determines the interest rate based on then current market conditions in order to determine the lowest interest rate which would cause the bonds to have a market value equal to the principal amount thereof plus accrued interest thereon.

Pursuant to the indenture and the loan agreement, while the bonds bear interest at a weekly rate they are subject to redemption by PEDFA, upon our written request, in whole or in part at any time, in certain authorized denominations, at a redemption price of 100% of the principal amount redeemed plus accrued interest, if any, to the redemption date.  Such redemption by PEDFA will be to the full extent of funds either made available for such purpose by us or already on deposit in the Trustee’s debt service fund.  In addition, if interest paid to bondholders pursuant to the indenture becomes taxable to them, the indenture may require PEDFA to redeem the bonds.  If redemption of the bonds is required pursuant to the provisions of the indenture, the agreement provides that we are to promptly make payments sufficient to pay the principal of, premium, if any, and interest on the bonds due on such redemption date.  As of May 7, 2008, the interest rate under the loan agreement was 2.61%.

The loan agreement further provides that, in the event we fail to make any of the payments required under the loan agreement, the item or installment so in default will continue as an obligation until the amount in default has been fully paid, and we will pay the same with interest thereon, to the extent permitted by law, from the date when such payment was due as provided in the indenture.  In addition, if, subsequent to a date on which we are obligated to make payments, losses are incurred in respect of any investments, or any other event has occurred causing the money in the debt service fund established under the indenture, together with any other money then held by the Trustee and available for the purpose, to be less than the amount sufficient at the time of such occurrence or other event to pay all debt service due and payable or to become due and payable on the bonds, the Trustee will notify us of such fact and thereafter we will pay to the Trustee for deposit in the debt service fund the amount of any such deficiency.  Furthermore, the loan agreement provides that, in the event payment of the principal of and the interest on the bonds is accelerated upon the occurrence of an event of default under the indenture, all amounts payable under the loan agreement for the remainder of the term will become immediately due and payable.

The loan agreement contains certain covenants and provisions that affect us, including, without limitation, covenants and provisions that:

•	restrict our ability to create or incur indebtedness (subject to enumerated exceptions);

•	restrict our ability to create or incur certain liens on our property (subject to enumerated exceptions); and

•
in certain limited circumstances, restrict our ability to declare or pay any dividends on any shares of our capital stock, purchase or redeem any shares of our capital stock or make any other payment or distribution in respect of our capital stock (subject to enumerated exceptions).

In order to keep variable interest rates down and to enhance the marketability of the bonds, we entered into a Reimbursement, Credit and Security Agreement with PNC Bank, National Association (the “bank”) dated as of May 1, 2008.  This agreement provides for a three-year direct pay letter of credit issued by the bank for our account authorizing the Trustee to make one or more draws on the bank up to an aggregate of $12,185,425 for the principal amount and accrued interest on the bonds.  This agreement holds the bank responsible for providing the Trustee with funds for the timely payment of the principal of and interest on the bonds and for the purchase price of the bonds that have been tendered or deemed tendered for purchase and have not been remarketed.  Pursuant to the terms of this agreement, we must reimburse the bank the same day as regular interest payments are made, and within fourteen months for the purchase price of tendered bonds that have not be remarketed.  The reimbursement period for the principal is immediate at maturity, upon default by us, or if the bank does not renew the letter of credit.  All payments due to the bank under this agreement bear interest at a fluctuating rate per annum as set forth in the agreement.

The reimbursement, credit and security agreement contains certain covenants and provisions that affect us, including, without limitation, covenants and provisions that:

•	require that we maintain a minimum equity to capitalization ratio of not less than 38%, as of the end of each fiscal quarter for the quarter then ending;

•	require that we maintain a minimum interest coverage ratio of not less than 1.80 to 1.00, as of the end of each fiscal quarter for the four quarters then ending;

•	restrict our ability to create or incur certain liens on our property (subject to enumerated exceptions); and

•	limit our ability to call the bonds for optional redemption.

A copy of the Loan Agreement is filed as Exhibit 10.1 to this report. A copy of the Trust Indenture relating to the bonds is filed as Exhibit 10.2 to this report.  A copy of the Reimbursement, Credit and Security Agreement is filed as Exhibit 10.3 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
10.1	Loan Agreement between Pennsylvania Economic Development Financing Authority and The York Water Company, entered into May 7, 2008 and dated as of May 1, 2008.
10.2	Trust Indenture between Pennsylvania Economic Development Financing Authority and Manufacturers and Traders Trust Company, entered into May 7, 2008 and dated as of May 1, 2008.
10.3	Reimbursement, Credit and Security Agreement between The York Water Company and PNC Bank, National Association, entered into May 7, 2008 and dated as of May 1, 2008.

 THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: May 12, 2008	By:	/s/Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
10.1	Loan Agreement between Pennsylvania Economic Development Financing Authority and The York Water Company, entered into May 7, 2008 and dated as of May 1, 2008.
10.2	Trust Indenture between Pennsylvania Economic Development Financing Authority and Manufacturers and Traders Trust Company, entered into May 7, 2008 and dated as of May 1, 2008.
10.3	Reimbursement, Credit and Security Agreement between The York Water Company and PNC Bank, National Association, entered into May 7, 2008 and dated as of May 1, 2008.